Exhibit 99.1

CONTACT:	David Bigelow Lisa Riordan (818) 225-3550

For Immediate Release

COUNTRYWIDE REVISES TIMING OF GAIN ON SALE FOR CERTAIN SECURITIES
— Revision Moves $0.20 Earnings Per Diluted Share From 2004 Into First Quarter of 2005 —
— Previously Announced Unaudited 2004 Earnings and 2005 Guidance Adjusted Accordingly —

CALABASAS, CA (February 22, 2005) — Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, announced today that the timing for gain on sale from certain securitizations originally recognized during 2004 has been changed. The net effect of the change is a reduction in 2004 earnings of $0.20 per diluted share, to $3.63 per diluted share (compared to previously announced unaudited 2004 earnings of $3.83 per diluted share), and a corresponding increase of approximately $0.20 per diluted share to be recognized in the first quarter of 2005. The per share increase estimate for the first quarter of 2005 assumes no changes from 2004 in the weighted average number of shares outstanding or the tax rate. As a result, 2005 guidance has been revised upward to a range of $3.45 to $4.45 per diluted share (compared to previously announced 2005 guidance of a range of $3.25 to $4.25 per diluted share). The resulting change applies to unaudited financial results for 2004 that have been reported by Countrywide, and does not apply to any previously issued audited financial statements.

Throughout 2004, Countrywide created certain mortgage-backed securities which were underwritten by a Countrywide affiliate, Countrywide Securities Corporation (“CSC”). These securities contained embedded derivatives designed to protect rated security holders from extreme changes in short-term interest rates and/or to enhance the credit rating of the securities. At the end of each quarter in 2004, a small amount of these securities had not yet been sold by CSC. The securities held at each quarter end during the year ranged from 0.1 percent to 2.2 percent of the principal balance of the related loans securitized. In all cases, the remaining securities were sold shortly after quarter end. Countrywide believed that recording these transactions as sales fully complied with all applicable accounting principles. On February 18, 2005, Countrywide’s independent auditor, KPMG LLP, informed the Company that all securities that contained embedded derivatives needed to have been completely sold before any portion of the sale could be recognized. In light of this information, the Company revised its recognition of gain on sale accordingly. This revision is based on an interpretation of Statement of Financial Accounting Standards No. 140 (“SFAS 140”), “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which provides standards for gain on sale accounting. This revision will result in the reporting of a material weakness in internal controls over financial reporting in Countrywide’s 2004 Annual Report on Form 10-K. The Company has modified its securities distribution practices

Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

so that it will not retain any securities that contain embedded derivatives at each quarter end. In addition, at each future period end, the Company will review its inventory of securities to confirm that no such securities remain in inventory. The cost of this remediation is insignificant.

The first quarter of 2004 provides an example of the effects of this interpretation. At the end of the first quarter of 2004, $3.4 million in securities with embedded derivatives created during the quarter had not yet been sold by CSC, which equates to 0.1 percent of the $4.2 billion in mortgage loans underlying the associated securitizations. Pertaining to the $3.4 million in remaining securities were deep out of the money interest rate caps with a pro-rata cost basis of less than $5,000 and a benefit that was insignificant to the Company. Nonetheless, the entire $241.3 million gain on sale associated with these securitizations was reallocated from the first quarter, when 99.9 percent of the securities were sold, to the second quarter, when 0.1 percent of the securities were sold.

Countrywide’s audited financial results for 2004, to be released in the Company’s upcoming 10-K filing, will be reflective of the change. The impact of this change on the Company’s balance sheet is to increase mortgage loans held for sale and notes payable for the 2004 periods to the extent of the loans transferred and debt securities issued pertaining to these securitizations. The impact of this change on diluted earnings per share for each of the 2004 periods has been determined to be as follows:

		Previously
2004 Period	Restated	Reported
First Quarter	$0.90	$1.14
Second Quarter	$1.29	$1.15
Third Quarter	$0.81	$0.95
Fourth Quarter	$0.61	$0.56
Full Year	$3.63	$3.83

Countrywide’s previously issued unaudited financial statements and schedules for each of the quarters during 2004 are being amended to reflect these changes. This updated financial information will be available on the Company’s website. No securities containing embedded derivatives were held at year end in 2002 or 2003.

The Company will host a live, telephonic management discussion to review the information contained in this press release at 1:00 P.M. Eastern Standard Time on February 22, 2005. The dial-in number for the live conference call is (888) 428-4470 (U.S.) or (612) 288-0318 (International). The management discussion will be available for replay through midnight on Tuesday, March 8, 2005. The replay dial-in numbers and access code are (800) 475-6701 (U.S.) / (320) 365-3844 (International) and 771726, respectively. In addition, the management discussion will be webcast live and accessible via the Company’s Investor Relations website found by typing www.countrywide.com and then selecting the Investor Relations tab.

Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

About Countrywide
Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services prime and subprime loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(###)

Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.